UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2015

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Officers) (Zip Code)

Registrant's Telephone Number, Including Area Code: (216) 426-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 22, 2015, Applied Industrial Technologies, Inc. (the "Registrant") entered into a Credit Agreement (the “Credit Agreement”) with certain financial institutions party thereto and KeyBank National Association, as Lead Arranger, Sole Book Runner, Administrative Agent, Swing Line Lender and Issuing Lender for itself and the other financial institutions, providing for a five-year $375,000,000 unsecured credit facility. The Credit Agreement is scheduled to expire on December 21, 2020.

The Credit Agreement replaces the following:

(1)
A $150,000,000 revolving credit agreement dated as of May 15, 2012, among the Registrant, KeyBank National Association as Agent, and various financial institutions. The 2012 agreement was filed as Exhibit 4 to the Registrant's Form 8-K dated May 17, 2012.

(2)
A $100,000,000 term loan agreement dated as of April 25, 2014, among the Registrant, KeyBank National Association as Agent, and various financial institutions. The 2014 agreement was filed as Exhibit 10.1 to the Registrant’s 8-K dated May 1, 2014.

The Credit Agreement provides for a $250,000,000 revolving credit facility and a $125,000,000 term loan. In addition, the aggregate maximum principal amount of commitments under the Credit Agreement may be expanded upon the Registrant's request, subject to certain conditions, by up to $100,000,000 (either revolving credit borrowings or term loan borrowings). The Credit Agreement also contains sublimits for swing line loans and letters of credit. All of the obligations under the Credit Agreement are guaranteed by certain of the Registrant's U.S. and foreign subsidiaries.

As of December 22, 2015, there were outstanding $100,000,000 in revolving credit borrowings and $100,000,000 in term loan borrowings under the Credit Agreement. There were previously outstanding $100,000,000 in revolving credit borrowings and $96,250,000 in term loan borrowings under the prior agreements.

The Credit Agreement is available for working capital needs and general corporate purposes of the Registrant including acquisitions.

The Credit Agreement contains customary covenants, including but not limited to, limitations on the Registrant's ability, and in certain instances, the Registrant's subsidiaries' ability to incur liens, make acquisitions and investments, or sell or transfer assets and stock. Additionally, the Registrant may not permit its interest coverage ratio to exceed 3.0 to 1.0 or its leverage ratio to exceed 3.25 to 1.0. Upon notification to the Administrative Agent, however, the required leverage ratio can be relaxed to 3.50 to 1.0 for a one-year period on up to two occasions in connection with certain acquisitions costing at least $50,000,000.

Loans under the Credit Agreement will bear interest, at the Registrant's election, at one of the following rates: (1) for revolving loans either (a) the base rate plus a margin that ranges from 0.00 to 32.50 basis points based on the Registrant's leverage ratio, or (b) the Eurodollar rate plus a margin that ranges from 66.00 to 132.50 basis points based on the Registrant's leverage ratio; (2) for term loans, either (a) the base rate plus a margin that ranges from 0.00 to 50.00 basis points based on the Registrant’s leverage ratio, or (b) the Eurodollar rate plus a margin that ranges from 75.00 to 150.00 basis points based on the Registrant’s leverage ratio; and (3) with respect to swing line loans, the base rate plus a margin that ranges from 0.00 to 32.50 basis points based on Registrant’s leverage ratio.

Upon the occurrence of certain events of default, the Registrant’s obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults to lenders under the Credit Agreement, covenant defaults, certain ERISA defaults, change of control and other customary defaults.

The lenders under the Credit Agreement and their affiliates have engaged and may engage in commercial and investment banking transactions with the Registrant in the ordinary course of business, and also provide or have provided advisory and financial services to the Registrant. The Credit Agreement is attached as Exhibit 10.1 to this Form.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The Credit Agreement replaces the following:

(1)
A $150,000,000 credit agreement dated as of May 15, 2012, among the Registrant, KeyBank National Association as Agent, and various financial institutions. The 2012 agreement was filed as Exhibit 4 to the Registrant's Form 8-K dated May 17, 2012.

(2)
A $100,000,000 credit agreement dated as of April 25, 2014, among the Registrant, KeyBank National Association as Agent, and various financial institutions. The 2014 agreement was filed as Exhibit 10.1 to the Registrant’s 8-K dated May 1, 2014.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

10.1	$375,000,000 Credit Agreement dated as of December 22, 2015, among Applied Industrial Technologies, Inc., KeyBank National Association as Agent, and various financial institutions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: December 28, 2015